UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM SD
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SPECIALIZED DISCLOSURE REPORT

Atmus Filtration Technologies Inc.

Delaware	001-41710	88-1611079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Century Boulevard Nashville, Tennessee	37214
(Address of Principal Executive Offices)	(Zip Code)

Laura Heltebran, Senior Vice President, Chief Legal Officer & Corporate Secretary, (615) 514-7339

(Name and telephone number, including area code, of the person to contact in connection with this report.)

Check the appropriate box to indicate the rule pursuant to which this form is being filed:

☒	Rule 13p-1 under the Securities Exchange Act (17 CFR 240.13p-1) for the reporting period from January 1 to December 31, 2023.

☐	Rule 13q-1 under the Securities Exchange Act (17 CFR 240.13q-1) for the fiscal year ended.

Section 1 – Conflict Minerals Disclosure
Item 1.01 Conflict Minerals Disclosure and Report
Conflict Minerals Disclosure
The Company performed a reasonable country of origin inquiry, in which it surveyed 40 direct suppliers regarding whether its necessary cassiterite, columbite-tantalite, wolframite, gold, and their derivatives, which are limited to tin and gold1 (collectively, “3TG” or “Conflict Minerals”), have been sourced from the Democratic Republic of the Congo or an adjoining country2 (Covered Countries). Most of the responses the Company received indicated that the 3TG in the suppliers’ components and materials either 1) were not sourced from smelters located in a Covered Country, or 2) were not necessary to the functionality of the components and materials. One direct supplier informed the Company that its 3TG (tin) originated from 100% recycled sources. Further information regarding the Company’s reasonable country of origin inquiry is included in Section 2 of the Company’s Conflict Minerals Report, which is attached to this specialized disclosure report on Form SD as Exhibit 1.01. Section 2 of the Conflict Minerals Report is incorporated by reference into this Item 1.01.

During its reasonable country of origin inquiry, the Company determined that some of its necessary Conflict Minerals may have been sourced from the Democratic Republic of the Congo or an adjoining country. As such, the Company proceeded to exercise due diligence in accordance with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas framework on the source and chain of custody of the Conflict Minerals. The Conflict Minerals Report includes a discussion of the due diligence procedures performed, the ultimate determination of origin and conflict status reached, and the disclosures required by the SEC. The Company has disclosed the information above, along with a copy of its Conflict Minerals Report and related materials, on its website at https://www.atmus.com/ethics-and-compliance-0.
Item 1.02 Exhibit
The Company has prepared a Conflict Minerals Report, which is attached to this specialized disclosure report on Form SD as Exhibit 1.01.
Section 2 – Resource Extraction Issuer Disclosure
Item 2.01 Resource Extraction Issuer Disclosure and Report
Not applicable.
Section 3 – Exhibits
Item 3.01 Exhibits
The following exhibits are being filed as part of this Report.

Exhibit No.	Description
1.01	Conflict Minerals Report, as required by Items 1.01 and 1.02 of this Form.
1 Through our scoping exercise, we identified 40 direct suppliers of components or materials containing gold or tin. We did not identify any suppliers of components or materials containing tantalum or tungsten.
2 Section 1502(e)(1) of the Dodd-Frank Act defines “adjoining country” as a country that shares an internationally recognized border with the Democratic Republic of the Congo, which presently includes Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.
Atmus Filtration Technologies Inc.

By:	/s/ GREGORY W. HOVERSON
Gregory W. Hoverson
Chief Technical Officer
May 28, 2025
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